ESCROW AGREEMENT, dated as of June 1, 1990, between Corvino & Associates, as escrow agent, and International Test Systems Company, as the issuer.

                              PRELIMINARY STATEMENT

         The Company is making a public offering of its common stock and warrants pursuant to a registration statement on Form SB-2 filed with the Securities and Exchange Commission. The Company wishes the Escrow Agent to act as escrow agent and the Escrow Agent wishes so to act in connection with the Offering, on the terms and conditions set forth below.

         Accordingly, the parties hereto agree as follows:

1.       Definitions.


         The following capitalized terms have the indicated meanings when used in this agreement.

         "Business Day" shall mean a day on which banks in the City of New York are not authorized to close.

         "Company" shall mean International Test Systems, a Delaware corporation.

         "Escrow Account" shall mean the Escrow Account designated by Corvino & Associates at Chittenden Bank in Manchester, Vermont.

         "Escrow Agent" shall mean Corvino & Associates, in its capacity as escrow agent hereunder.

         "Escrow Interest Share" shall mean, with respect to any subscriber, such subscriber's pro rata share of the excess, if any, of (a) the total interest earned on funds held in the Escrow Accounts and invested by the Escrow Agent in accordance with section 6 hereof less (b) all amounts of compensation and reimbursement which the Escrow Agent is entitled to receive in accordance with section 9 hereof. A subscriber's pro rata share, as that term is used in the preceding sentence, shall be based on the proportion of the total interest earned on funds held in the Escrow Accounts represented by the interest earned on funds deposited in the Escrow Accounts on behalf of such subscriber.

         "Offering" shall mean the offering by the Company of the Common Stock and Warrants.

         "Offering Termination Date" shall mean the earlier of (1) the date of acceptance of subscriptions for $750,000 in common stock and warrants, (2) such earlier date as may be determined by the Company and (3) one year after the effective date of the offering or, if the Company determine to extend the Offering to a date not later than two years after effectiveness.


2. Appointment of the Escrow Agent. The Company hereby appoints the Escrow Agent as escrow agent, and the Escrow Agent hereby accepts such appointment, in accordance with the terms and conditions set forth herein.

3.       Deposit of funds into the Escrow Accounts.

     3.1 The Escrow Agent shall establish an escrow account for the funds deposited with it by the Escrow Agent pursuant to section 3.2 hereof

     3.2 Funds shall be received by the Escrow Agent from checks received by the Escrow Agent or the Company and shall promptly be deposited by the Escrow Agent in the Escrow Account and held by the Escrow Agent in escrow in accordance with the terms of this agreement.


     3.3 The Escrow Agent shall treat all subscriber information provided to it by each of the Company as its confidential proprietary information, and in no event will the Escrow Agent disclose such information other than as contemplated by this agreement.

4. Collection procedure. If any check deposited for collection is returned unpaid to the Escrow Agent, the Escrow Agent shall promptly so notify, and promptly return such check to, the Company.

5.       Disbursement of funds from the Escrow Accounts.
         ----------------------------------------------

          5.1.1 If a subscriber's subscription is rejected by a Placement Agent and/or the Company in whole or in part, or if all or any portion of the deposit made on behalf of any subscriber remains on deposit after the Offering Termination Date, the Company shall deliver to the Escrow Agent a notice (a "Refund Notice") identifying such rejected subscriber or the subscriber whose funds remain on deposit following the Offering Termination Date, as the case may be. By noon of the Business Day following the later of the day on which the Escrow Agent has received the Refund Notice or the day on which such subscriber's funds are collected by the Escrow Agent, the Escrow Agent shall return such subscriber's cash deposit, without interest thereon, to the Company, and shall, as soon as practicable, mail (by first class mail) to the subscriber at such subscriber's address as furnished to the Escrow Agent by the Company less any applicable withholding taxes or fees.

          5.1.2 The Company may by notice to the Escrow Agent delivered with the related Refund Notice provide that an amount equal to the cash deposits being returned to the Company in accordance with section
               7.1.1 hereof shall be netted out of the following day's funds wired to the Escrow Agent. Any such notice shall include the information required by section 3.3 hereof with respect to the subscriber against whose deposit such funds are to be credited.

          5.2.1 Prior to each closing of the Minimum Offering Amount which is $125,000, the Company shall deliver to the Escrow Agent a notice (a "Closing Notice and Payment Instruction") containing the following information:

               5.2.1.1 with respect to each such subscriber:

                    (i) the name and address of such subscriber,

                    (ii) the social security or tax identification number of
                         such subscriber and,

                    (iii) the number of securities to be purchased by such
                         subscriber,

                    (iv) the amount of funds (including the subscriber's notes)
                         on deposit with the Escrow Agent to be delivered to the Company at such closing in payment or partial payment of the purchase price of such securities.

                           5.2.1.2 payment instructions (including amount, payee and method of payment (i.e., bank cashier's check or wire transfer)) with respect to all amounts to be disbursed from escrow at such closing in respect of subscriptions, which payment
                                            instructions    must   include   the
                                            written or facsimile signature of an
                                            officer  of  the  Company  approving
                                            such payment instructions.

                  5.2.2 Within one Business Day after receipt of a Closing Notice and Payment Instruction, the Escrow Agent shall disburse funds in accordance with the payment instructions contained in the Closing Notice and Payment Instruction provided by the Company.

6.       Exculpation and indemnification of the Escrow Agent.
         ---------------------------------------------------

         6.1 The Escrow Agent shall have no duties or responsibilities other than those expressly set forth herein. The Escrow Agent shall have no duty to enforce any obligation of any person to make any payment or delivery, or to direct or cause any payment or delivery to be made, or to enforce any obligation of any person to perform any other act. The Escrow Agent shall be under no liability to the other parties hereto or to anyone else by reason of any failure on the part of any party hereto or any maker, guarantor, endorser or other signatory of any document or any other person to perform such person's obligations under any such document. Except for amendments to this agreement referred to below and except for instructions given to the Escrow Agent by the other parties hereto relating to the escrow deposits under this agreement, the Escrow Agent shall not be obligated to recognize any agreement between any or all of the persons referred to herein, notwithstanding that references thereto may be made herein and whether or not it has knowledge thereof.

         6.2 The Escrow Agent shall not be liable to the other parties hereto or to anyone else for any action taken or omitted by it, or any action suffered by it to be taken or omitted, in good faith and in the exercise of its own best judgment, unless such action or omission shall constitute gross negligence. The Escrow Agent may rely conclusively and shall be protected in acting upon any order, notice, demand, certificate, opinion or advice of counsel (including counsel chosen by the Escrow Agent), statement, instrument, report or other paper or document (not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth and acceptability of any information therein contained) which is believed by the Escrow Agent to be genuine and to be signed or presented by the proper person or persons. The Escrow Agent shall not be bound by any notice or demand, or any waiver, modification, termination or rescission of this agreement or any of the terms hereof, unless evidenced by a writing delivered to the Escrow Agent signed by the proper party or parties and, if the duties or rights of the Escrow Agent are affected, unless it shall give its prior written consent thereto.

         6.3 The Escrow Agent shall not be responsible for the sufficiency or accuracy of the form of, or the execution, validity, value or genuineness of, any document or property received, held or delivered by it hereunder, or of any signature or endorsement thereon, or for any lack of endorsement thereon, or for any description therein, nor shall the Escrow Agent be responsible or liable to the other parties hereto or to anyone else in any respect on account of the identity, authority or rights of the persons executing or delivering or purporting to execute or deliver any document or property or this agreement. The Escrow Agent shall have no responsibility with respect to the use or application of any funds or other property paid or delivered by the Escrow Agent pursuant to the provisions hereof. The Escrow Agent shall not be liable to the other parties hereto or to anyone else for any loss which may be incurred by reason of any investment made in accordance with section 6 hereof of any monies which it holds hereunder.

         6.4 To the extent that the Escrow Agent becomes liable for the payment of withholding taxes in respect of income derived from the investment of funds held hereunder, the Escrow Agent may pay such withholding taxes. The Escrow Agent may withhold from any payment of monies held by it hereunder representing interest income on funds held in the Escrow Accounts (but not from payment of any monies held by it hereunder representing deposits made on behalf of subscribers) such amount as the Escrow Agent estimates to be sufficient to provide for the payment of withholding taxes required to be withheld and paid by it, and may use the sum withheld for that purpose. The Escrow Agent shall be indemnified and held harmless by the Company against any liability for taxes and for any penalties or interest in respect of taxes, on such investment income or payments in the manner provided in section 8.5 hereof. The Escrow Agent shall keep adequate records of all amounts so withheld and paid as withholding taxes and shall report such information to the Placement Agents and the affected subscribers.

         6.5 The Escrow Agent shall be indemnified and held harmless by the Company from and against any and all expenses, including counsel fees and disbursements, or loss suffered by the Escrow Agent in connection with any action, suit or other proceeding involving any claim, or in connection with any claim or demand, which in any way, directly or indirectly, arises out of or relates to this agreement, the services of the Escrow Agent hereunder, the monies or other property held by it hereunder or any income earned from investment of such monies. Promptly after the receipt by the Escrow Agent of notice of any demand or claim or the commencement of any action, suit or proceeding, the Escrow Agent shall, if a claim in respect thereof is to be made against the Company, notify the Company thereof in writing; but the failure by the Escrow Agent to give such notice shall not relieve the Company from any liability which such party may have to the Escrow Agent hereunder to the extent that the position of the Company is not materially prejudiced thereby. Under no circumstances may the Escrow Agent retain or hold for any time in a manner inconsistent with the requirements of section 7 hereof any amount of monies or property to indemnify itself for any such loss or expense. For the purposes hereof, the term "expense or loss" shall include all amounts paid or payable to satisfy any claim, demand or liability, or in settlement of any claim, demand, action, suit or proceeding settled with the express written consent of the Escrow Agent and the Company, and all costs and expenses, including, but not limited to, counsel fees and disbursements, paid or incurred in investigating or defending against any such claim, demand, action, suit or proceeding.

7.       Compensation of the Escrow Agent.
         --------------------------------

         7.1 The Escrow Agent shall be entitled to compensation in the amount of $2,500 for services rendered by it hereunder.n The Escrow Agent shall also be entitled to reimbursement for all reasonable expenses paid or incurred by it in the administration of its duties hereunder, including, but not limited to, all reasonable counsel, advisors' and agents' fees and disbursements.

         7.2      All amounts to which the Escrow Agent shall be entitled  under section 9.1 hereof as compensation or reimbursement shall be paid first out of funds on deposit in the Escrow Accounts and then, to the extent any such amounts are unpaid after application of all such interest income, by the Company. The Escrow Agent shall be entitled to pay to itself out of such funds on the date the Minimum Offering Amount is received. Concurrently with making such payment, the Escrow Agent shall provide each of the Company with a statement showing such expenses and the calculation thereof in reasonable detail.

8. Further assurances. From time to time on and after the date hereof, the other parties hereto shall deliver or cause to be delivered to the Escrow Agent such further documents and instruments and shall do and cause to be done such further acts as the Escrow Agent shall reasonably request (it being understood that the Escrow Agent shall have no obligation to make any such request) to carry out more effectively the provisions and purposes of this agreement, to evidence compliance herewith or to assure itself that it is protected in acting hereunder.

9.      Termination of agreement and resignation of the Escrow Agent.
         ------------------------------------------------------------

         9.1 The agency established by this agreement shall terminate on the final disposition in accordance with this agreement of the monies and property held in escrow hereunder, provided that the rights and obligations of the Escrow Agent and each of the Placement Agents and the Company under sections 8, 9, 10 and 12 hereof shall survive the termination of such agency.

         9.2 The Escrow Agent may resign at any time and be discharged from its duties as Escrow Agent hereunder by giving the other parties hereto at least 30 days' notice thereof. As soon as practicable after its resignation, the Escrow Agent shall turn over to a successor Escrow Agent appointed by the Placement Agents all monies and property held hereunder (less such amount as the agent is entitled to retain pursuant to section
                  9.2 hereof) upon presentation of the document appointing the new Escrow Agent and its acceptance thereof. If no new agent is so appointed within the 60-day period following such notice of resignation, the Escrow Agent may deposit the aforesaid monies and property with any court it deems appropriate.

10. Consents to jurisdiction and service of process. Each of the parties hereto hereby irrevocably consents to the jurisdiction of the courts of the State of New York and of any Federal court located in such State in connection with any action, suit or other proceeding arising out of or relating to this agreement or any action taken or omitted hereunder, and waives personal service of any summons, complaint or other process and agrees that the service thereof may be made by certified or registered mail directed to such person at such person's address for purposes of notices hereunder. Should the person so served fail to appear or answer within the time prescribed by law, that person shall be deemed in default and judgment may be entered by the Escrow Agent against that person for the amount or other relief as demanded in any summons, complaint or other process so served.

11. Notices. All notices, requests, demands and other communications provided for herein shall be in writing, shall be delivered by hand or by first-class mail, shall be deemed given when received and shall be addressed to the parties hereto at their respective addresses listed below or to such other persons or addresses as the relevant party shall designate as to itself from time to time in writing delivered in like manner:

         if to:   Corvino & Associates,
                           to it at

                           811 Dorset West Road
                           Dorset Vermont, 05251
                           Fax- 802-867-2468

                           Attention:  Sheila Corvino

                  if to:   the Company, to it at
                                    4703 Shavano Oak, Suite 102
                                    San Antonio, Texas

                                    Attention:  Carey Birmingham
12.      Miscellaneous.
         -------------

         12.1 All amounts referred to herein are expressed in United States Dollars and all payments by the Escrow Agent shall be made in such dollars.

         12.2 If for any reason the escrow deposit is not received by the Escrow Agent as contemplated herein, the Company shall reimburse the Escrow Agent for all reasonable expenses, including reasonable counsel fees and disbursements, paid or incurred by it in making preparations for providing the services contemplated hereby.

         12.3 This agreement shall be construed without regard to any presumption or other rule requiring construction against the party causing such instrument to be drafted. The terms "hereby", "hereof", "hereto", "hereunder" and any similar terms, as used in this agreement, refer to this agreement in its entirety and not only to the particular portion of this agreement where the term is used. The word "person" shall mean any natural person, partnership, corporation, government and any other form of business or legal entity. All words or terms used in this agreement, regardless of the number or gender in which they are used, shall be deemed to include any other number and any other gender as the context may require. This agreement shall not be admissible in evidence to construe the provisions of any prior agreement. The rule of ejusdem generis shall not be applicable herein to limit a general statement, which is followed by or referable to an enumeration of specific matters, to matters similar to the matters specifically mentioned.

         12.4 This agreement and the rights and obligations hereunder of any party hereto may be assigned by such party only to a successor to such party's entire business. This agreement shall be binding upon and inure to the benefit of each party's respective successors and permitted assigns. No other person shall acquire or have any rights under or by virtue of this agreement. This agreement may not be changed orally or modified, amended or supplemented without an express written agreement executed by the Escrow Agent and the other parties hereto. This agreement is intended to be for the sole benefit of the parties hereto, and (subject to the provisions of this section 14.4) their respective successors and assigns, and none of the provisions of this agreement is intended to be, nor shall any such provision be construed to be, for the benefit of any third person.

         12.5 This agreement shall be governed by and construed in accordance with the internal laws of the State of New York. The representations and warranties contained in this agreement shall survive the execution and delivery hereof and any investigation made by any party. The headings in this agreement are for purposes of reference only and shall not limit or otherwise affect any of the terms hereof.

          12.6 This agreement may be executed in several counterparts. Each counterpart, when so executed and delivered, shall constitute an original instrument.

         IN WITNESS WHEREOF, the parties hereto have executed this agreement as of the date first above written.

                              Corvino & Associates


                                By:_____________________
                                Sheila G. Corvino


                           International Test Systems


                                By:_____________________
                                Carey Birmingham